Global NuTech Acquires Texas Gulf Oil and Gas, Inc

January 31, 2012 – Houston, Texas.  Global NuTech, Inc. (OTCQX:BOCL) announced today that the company has acquired 100% of the stock of Houston, Texas based Texas Gulf Oil & Gas, Inc. The acquisition from private equity firm Corporate Strategies Merchant Bankers includes individual oilfield producing assets and options throughout the Austin Chalk and near the Eagle Ford shale play in Texas. These assets  include leases, options and  and working  interests in 19 oil wells throughout the area and additional  options to invest in wells to be drilled or re-entered in three leases identified as the Tilmon, Lay, and Rodenberg.  David Mathews, CEO of Global NuTech, said "Texas Gulf Oil & Gas provides us a platform to expand vertically in the energy markets, specifically in energy services, exploration and production. The President of Texas Gulf, Damon Wagley, brings many years of experience and a qualified team to expand the company’s service and exploration business.  The Wagley family first entered the oil and gas business in 1952, and brings a wealth of knowledge, experience and relationships that extend from central Texas to the North Sea.  We are quite fortunate to have Damon Wagley’s oil field experience and leadership to build Texas Gulf  Oil &  Gas on a fast track in 2012. “

Tim Connolly, CEO of Corporate Strategies added "We are quite impressed with the team that has been assembled by Global NuTech and see a bright future ahead for the company. Management's successful track record is the single greatest factor that convinced us to sell Texas Gulf Oil & Gas to the company."

About Global NuTech, Inc.

Global NuTech, Inc. (OTCBB: BOCL) With the recently announced acquisition of International Plant Services, the Company is expanding its previously announced plans in the energy sector, driven by International Plant Services existing business in management and construction services to the world's largest and best known energy companies in the refinery, chemical, mining and power industries.

About International Plant Services

International Plant Services, LLC (IPS)Since our founding in 2003, our flagship company, International Plant Services, has deployed thousands of engineering, construction, technical, skilled crafts and project manager personnel to major international energy companies including Exxon Mobil, Conoco Phillips, Chevron, Valero, and many others. We are particularly well known throughout the energy markets for our ability to provide professional, experienced and well trained teams to maximize the ability of our customers to complete major projects safely, on time and on budget. Now entering our tenth year in business, we have vertically integrated our service offering into other energy market segments, including wellhead services, oil and gas production, and professional consulting services both domestically and internationally to better serve the needs of our customers.

Contact:  Craig Crawford, 281-867-8400, or email info@iplantsrv.com

Precautionary and Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," 'expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in BOCL’s disclosures or filings with the SEC. You are further cautioned that penny stocks, like BOCL, are inherently volatile and risky and that no investor should buy this stock unless they can afford the loss of their entire investment.